UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): October 31, 2018

Steel Connect, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-35319	04-2921333
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1601 Trapelo Road, Suite 170 Waltham, Massachusetts		02451
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (781) 663-5000

(Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02	Results of Operations and Financial Condition.

On November 1, 2018, Steel Connect, Inc. (the “Registrant”) issued a press release (the “Press Release”) reporting its unaudited results of operations for its fourth quarter and fiscal year ended July 31, 2018. A copy of the Press Release issued by the Registrant concerning the foregoing results is furnished herewith as Exhibit 99.1 and is incorporated herein by reference.

The information contained this Item 2.02 of this report and in the accompanying exhibit shall not be incorporated by reference into any filing of the Registrant, whether made before or after the date hereof, regardless of any general incorporation language in such filing, unless expressly incorporated by specific reference to such filing. The information in this Item 2.02 of this report, including the exhibit hereto, shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section or Sections 11 and 12(a)(2) of the Securities Act of 1933, as amended.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 31, 2018, John Whitenack, the Chief Operating Officer of ModusLink Corporation (“ModusLink”), a wholly-owned subsidiary of Steel Connect, Inc. (the “Company”), was appointed to the additional role of Chief Executive Officer of ModusLink, effective immediately. Mr. Whitenack’s compensation will remain unchanged.

Warren G. Lichtenstein, the Executive Chairman of the Board of Directors (the “Board”) of Company will, effective upon the filing of the Company’s Annual Report on Form 10-K for fiscal year ended July 31, 2018 (the “2018 10-K”), assume the additional role of Interim Chief Executive Officer of the Company. As Interim Chief Executive Officer, Mr. Lichtenstein will become the Company’s principal executive officer effective immediately following the filing of the 2018 10-K. Mr. Lichtenstein will not be receiving additional compensation in connection with serving as Interim Chief Executive Officer.

On October 31, 2018, James Henderson, the President and Chief Executive Officer of the Company, notified the Board that he had determined to pursue other interests and that he was resigning from his position as Chief Executive Officer of ModusLink, effective immediately; and that he is resigning from his position as President and Chief Executive Officer of the Company, effective upon filing the 2018 10-K.

Warren G. Lichtenstein

Mr. Lichtenstein, age 53, has served as the Chairman of the Board and as a Director of the Company since March 12, 2013, and as its Executive Chairman since June 17, 2016. Mr. Lichtenstein previously served as the Company’s interim Chief Executive Officer from March 28, 2016 until June 17, 2016. Mr. Lichtenstein has served as Executive Chairman of the Board of Steel Partners Holdings GP Inc. (“Steel Holdings GP”) since February 2013 and had previously served as Chief Executive Officer and Chairman from July 2009 to February 2013. Steel Holdings GP is the general partner of Steel Partners Holdings L.P. (“Steel Holdings”), a diversified holding company that engages in multiple businesses. He has served as Chairman of the Board of Handy & Harman Ltd. since July 2005. Mr. Lichtenstein has served as a director of Aerojet Rocketdyne Holdings, Inc., a manufacturer of aerospace and defense products with a real estate business segment since March 2008, serving as the Chairman of the Board from March 2013 to June 2016 and as Executive Chairman since June 2016. Mr. Lichtenstein has served as a director of Steel Excel Inc., a company whose business currently consists of Steel Sports Inc. and Steel Energy Services Ltd., since October 2010 and Chairman of the Board since May 2011. Mr. Lichtenstein has served as a director of SL Industries, Inc., a company that designs, manufactures and markets power electronics, motion control, power protection, power quality electromagnetic and specialized communication equipment, from March 2010 to June 2016.

There are no family relationships between Mr. Lichtenstein and any director or executive officer of the Company.

As previously disclosed in the Company’s Definitive Proxy Statement for its 2017 Annual Meeting of Stockholders and the Company’s Quarterly Report on Form 10-Q for the period ended April 30, 2018, as well as in the Company’s other public filings with the Securities and Exchange Commission (the “SEC”), the Company is party to the transactions listed below in which Mr. Lichtenstein may have a direct or indirect material interest.

On December 15, 2017, the Company entered into a Preferred Stock Purchase Agreement, dated December 15, 2017, (the “Purchase Agreement”) with SPH Group Holdings LLC (“SPHG Holdings”), pursuant to which the Company issued 35,000 shares of the Company’s newly created Series C Convertible Preferred Stock, par value $0.01 per share (the “Preferred Stock”), to SPHG Holdings at a price of $1,000 per share, for an aggregate purchase consideration of $35.0 million. The Company is also party to a Warrant Repurchase Agreement, dated December 15, 2017 (the “Warrant Repurchase Agreement”) with Steel Holdings pursuant to which the Company repurchased for $100 the warrant to acquire 2,000,000 shares of the Common Stock that the Company had previously issued to Steel Holdings.

In addition, on December 15, 2017, Mr. Lichtenstein received a grant of an aggregate of 3,300,000 shares of restricted stock, as previously disclosed in the Company’s public filings with the SEC (the “Lichtenstein Grant”).

The Company is a party to a Management Services Agreement with SP Corporate Services LLC (“SP Corporate”), effective as of January 1, 2015 (as amended, the “Management Services Agreement”) and a transfer agreement (the “Transfer Agreement”) with SPH Services, Inc. (nka Steel Services Ltd.) (“SPH Services”), pursuant to which the parties agreed to transfer to the Company certain individuals who provide corporate services to the Company. SP Corporate and SPH Services are indirect wholly owned subsidiaries of Steel Holdings.

Mr. Lichtenstein is affiliated with Steel Holdings, was the Chief Executive Officer of SP Corporate and is now the Chief Executive Officer of Steel Services. The description of the Management Services Agreement, the Transfer Agreement, the Purchase Agreement, the Warrant Repurchase Agreement and the Lichtenstein Grant in the Company’s public filings with the SEC are hereby incorporated by reference into this Form 8-K.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

99.1	Press Release

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

November 2, 2018	Steel Connect, Inc.

	By:	/s/ Louis J. Belardi
		Name:	Louis J. Belardi
		Title:	Chief Financial Officer